                                                                     EXHIBIT 5.1



                                              June 3, 1996

Vectra Banking Corporation
1650 South Colorado Boulevard, Suite 320
Denver, Colorado 80222

Gentlemen:

         We have acted as special counsel for Vectra Banking Corporation (the "Company") in connection with a Registration Statement on Form S-4, Amendment No. 2, File No. 333-3248, as filed by the Company under the Securities Act of 1933 (the "Act") with the Securities and Exchange Commission on June 3, 1996. The Registration Statement relates to the proposed issuance of up to 111,000 Shares of $100 Series A Convertible Preferred Stock, 837,736 Shares of Common Stock Underlying the $100 Series A Convertible Preferred Stock, 111,000 Contingent Warrants to issue 240,000 Shares of Common Stock and the 240,000 Shares of Common Stock Underlying the Contingent Warrants, to be issued in connection with an Agreement and Plan of Merger dated December 26, 1995, and amended on April 3, 1996 and May 22, 1996, among the Company, Vectra Bank,
Bank Land Co. and Southwest State Bank. The Registration Statement and exhibits thereto, filed with the Securities and Exchange Commission under the Act, are referred to herein as the "Registration Statement".

         We have examined the Articles of Incorporation of the Company as filed with the Colorado Secretary of State, the Bylaws of the Company, and the minutes of the meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Colorado and a copy of the Registration Statement.

         Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that when issued, the above-referenced 111,000 Shares of $100 Series A Convertible Preferred Stock, 837,736 Shares of Common Stock Underlying the $100 Series A Convertible Preferred Stock, 111,000 Contingent Warrants to issue 240,000 Shares of
Common Stock, and the 240,000 Shares of Common Stock Underlying the Contingent Warrants of the Company shall have been legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as part of the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus/Joint Proxy Statement constituting a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ JONES & KELLER, P.C.

                                        JONES & KELLER, P.C.